UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2016

Millennium Investment & Acquisition Co Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of MarksPaneth LLP

On February 2, 2016, Millennium Investment & Acquisition Company, Inc. (the “Company”) received the resignation of MarksPaneth LLP (“MP”) as the Company’s independent registered public accounting firm.

MP performed the audit of the Company’s financial statements for the fiscal year ended December 31, 2014. MP has not issued any report on any financial statements of the Company that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the subsequent interim period preceding MP’s resignation: (i) there were no disagreements between the Company and MP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of MP, would have caused MP to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements; and (ii) there were no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On February 4, 2016, the Company provided MP with a copy of the disclosures it is making above in response to Item 4.01 in this Current Report on Form 8-K, and requested that MP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with those disclosures. A copy of the resulting letter from MP, dated February 10, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description

16.1	Letter from MP, dated February 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Investment & Acquisition Company, Inc.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer

Date: February 10, 2016